UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 2)

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☐    Soliciting Material under §240.14a-12

AdaptHealth Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION AND SUPPLEMENTAL MATERIALS
FOR ANNUAL MEETING OF STOCKHOLDERS

[●], 2020

Dear Stockholders of AdaptHealth Corp.:

We are writing to notify you of important information about the Annual Meeting of Stockholders of AdaptHealth Corp. (the “Company”).

On April 29, 2020, we filed a proxy statement that describes proposals to be voted on at the Annual Meeting. Subsequently, we have determined to postpone the date of the Annual Meeting to [●], 2020 at [●] Eastern Time and to add a new proposal to be voted on at the Annual Meeting. The new proposal to be presented at the meeting is Proposal 3: asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock, representing equal to or greater than 20% of the issued and outstanding common stock or voting power of the Company, (i) issuable upon conversion of the Series A Preferred Stock to be issued by the Company to OEP AHCO Investment Holdings, LLC pursuant to an Investment Agreement signed on May 25, 2020, and (ii) issuable upon conversion of the Series B-1 Preferred Stock issuable upon conversion of Series B-2 Preferred Stock to be issued to Deerfield Partners, L.P. pursuant to an Investment Agreement signed on June 24, 2020, in each case by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable.

Accordingly, we are furnishing to you, together with this letter, an updated notice of the Annual Meeting and a supplement to the previously filed proxy statement for the Annual Meeting, which reflect the revised agenda for the Annual Meeting and describe the new proposal to be voted on at the Annual Meeting, as well as a new proxy card for purposes of casting your vote on all of the proposals to be voted on at the Annual Meeting. The Annual Meeting will remain a completely virtual meeting of stockholders conducted via live audio webcast, which can be accessed on the new date of the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2020.

Your vote is important. Please read the proxy statement and the enclosed supplement in their entirety, as together they contain information that is important to your decisions in voting at the Annual Meeting.

Sincerely,

/s/ Luke McGee
Luke McGee
Chief Executive Officer and Director

[●], 2020

UPDATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2020

Dear Stockholders of AdaptHealth Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders of AdaptHealth Corp. The meeting will be held on [●], 2020 at [●] Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2020. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement and supplement thereto accompanying this notice:

1.	To elect three Class I directors for a three-year term;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), representing equal to or greater than 20% of the outstanding common stock or voting power of the Company, (i) issuable upon conversion of a new series of preferred stock of the Company, designated “Series A Convertible Preferred Stock,” par value $0.0001 per share (“Series A Preferred Stock”), to be issued by the Company to OEP AHCO Investment Holdings, LLC (the “OEP Purchaser”) pursuant to an Investment Agreement entered into on May 25, 2020 by and among the Company, the OEP Purchaser and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P. (the “OEP Investment Agreement”), (ii) issuable upon conversion of a new series of preferred stock of the Company, designated “Series B-1 Convertible Preferred Stock,” par value $0.0001 per share (“Series B-1 Preferred Stock”), to be issuable upon conversion of a separate new series of preferred stock of the Company, designated “Series B-2 Convertible Preferred Stock,” par value $0.0001 per share (“Series B-2 Preferred Stock”), to be issued to affiliates of Deerfield Partners, L.P., a Delaware limited partnership (“Deerfield Partners”), pursuant to an Investment Agreement entered into on June 24, 2020, by and between the Company and Deerfield Partners (the “Deerfield Investment Agreement”), in each case by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the Annual Meeting is [●], 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the Internet on or about [●], 2020.

By Order of the Board of Directors

/s/ Christopher Joyce
Christopher Joyce
Secretary

[●], 2020

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials.

TABLE OF CONTENTS

UPDATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHY YOU ARE RECEIVING THIS SUPPLEMENT	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2

PROPOSAL NO. 3 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635, OF (1) THE ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION OF SERIES A PREFERRED STOCK AND (2) THE ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION OF SERIES B-1 PREFERRED STOCK ISSUABLE UPON CONVERSION OF SERIES B-2 PREFERRED STOCK, IN EACH CASE BY REMOVAL OF THE CONVERSION RESTRICTION THAT PROHIBITS SUCH CONVERSION OF SERIES A PREFERRED STOCK AND SERIES B-2 PREFERRED STOCK, AS APPLICABLE	6

INFORMATION ABOUT THE ACQUISITION	13

FINANCIAL INFORMATION ABOUT SOLARA	15

i

ADAPTHEALTH CORP.
220 WEST GERMANTOWN PIKE SUITE 250
PLYMOUTH MEETING, PA

PROXY STATEMENT SUPPLEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

[●], 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement supplement (this “Supplement”) relates to our definitive proxy statement, dated April 29, 2020 (the “Proxy Statement”), which was previously filed with the Securities and Exchange Commission (“SEC”) on April 29, 2020 in connection with the solicitation by our board of directors (the “board”) of proxies for our 2020 Annual Meeting of Stockholders. This Supplement, which will be distributed to our stockholders on or about [●], 2020, is also being furnished by the board in connection with its solicitation of proxies for use at the Annual Meeting, and we will bear all costs related to this solicitation. This Supplement amends and supplements the Proxy Statement as it was previously filed for the purposes and in the manner described below. All capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings given to them in the Proxy Statement.

WHY YOU ARE RECEIVING THIS SUPPLEMENT

The purposes of this Supplement are (1) to postpone the date of the Annual Meeting to [●], 2020 at [●] Eastern Time, (2) to add a new proposal to be voted on by our stockholders at the Annual Meeting, which is described in this Supplement, and (3) to provide an Updated Notice of the Annual Meeting reflecting the foregoing. This Supplement, together with the accompanying Updated Notice, contains important additional information about the Annual Meeting, including details about voting on the new proposal that are not described in the Proxy Statement. Therefore, it is important that you read this Supplement in its entirety. For complete information about the Annual Meeting, this Supplement should be read in conjunction with the Proxy Statement, which is being furnished to you concurrently herewith.

We are postponing the Annual Meeting from Thursday, July 9, 2020 to [●], 2020. As a result, the Annual Meeting will not convene on July 9, 2020, and instead is scheduled to be held on [●], 2020 at [●] Eastern Time, subject to any adjournment or further postponement thereof. As described in the Proxy Statement, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast, which can be accessed by visiting www.virtualshareholdermeeting.com/AHCO2020.

This Supplement only relates to one of the proposals to be voted on by stockholders at the Annual Meeting, and, as a result, does not contain all of the information that is important to your decisions with respect to voting on all of the proposals that will be presented to stockholders at the Annual Meeting. Additional information is contained in the Proxy Statement as it was previously filed with the SEC and is being furnished to you herewith. To the extent the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information contained in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Supplement carefully and in its entirety and together with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on [●], 2020:

Pursuant to the rules adopted by the SEC, we have elected to provide access to our proxy materials, including the Proxy Statement, this Supplement, our Annual Report on Form 10-K for the year ended December 31, 2019 and our Current Report on Form 8-K filed with the SEC on June 18, 2020, over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials and voting over the Internet or by telephone. We intend to mail the Notice on or about [●], 2020 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials may be found in the Notice.

The Notice will also identify the date and time of the Annual Meeting; the matters to be acted upon at the meeting and the board’s recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, this Supplement, our Annual Report on Form 10-K for the year ended December 31, 2019, our Current Report on Form 8-K filed with the SEC on June 18, 2020 and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to attend the virtual meeting and vote should stockholders choose to do so.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive this Supplement?	Following the filing of the Proxy Statement on April 29, 2020, the board determined to postpone the date of the Annual Meeting and to add an additional proposal for approval by stockholders at the Annual Meeting. The additional proposal to be presented at the Annual Meeting is Proposal 3: asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock, representing equal to or in excess of 20% of the issued and outstanding common stock or voting power of the Company, (i) issuable upon conversion of the Series A Preferred Stock to be issued by the Company to the OEP Purchaser pursuant to the OEP Investment Agreement and (ii) issuable upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock to be issued to Deerfield Partners pursuant to the Deerfield Investment Agreement, in each case by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable.

How can I attend and participate in the Annual Meeting?	The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AHCO2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at [●] Eastern Time on [●], 2020. We encourage you to access the virtual meeting website prior to the start time.

What if I have technical difficulties or trouble accessing the virtual meeting website?	Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website login page.

Who is entitled to vote?	The record date for the Annual Meeting is [●], 2020. This means that holders of our Class A Common Stock or our Class B Common Stock on such date are entitled to vote at the Annual Meeting. On June 26, 2020, there were 59,171,876 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, consisting of 30,663,126 shares of Class A Common Stock and 28,508,750 shares of Class B Common Stock, and we do not expect the aggregate number of shares to change materially as of the record date.

How many votes do I have?	Each share of our Class A Common Stock and Class B Common Stock is entitled to one vote on each matter properly submitted for stockholder action at the Annual Meeting.

What am I voting on?	You will be voting on the following:

• To elect to the board the three nominees named in the Proxy Statement who have been nominated by the board to continue to serve as Class I directors and whose current terms will expire at the Annual Meeting;

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

• To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of Class A Common Stock, representing equal to or in excess of 20% of the outstanding common stock or voting power of the Company, (i) issuable upon conversion of Series A Preferred Stock to be issued by the Company to the OEP Purchaser pursuant to the OEP Investment Agreement and (ii) issuable upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock to be issued to Deerfield Partners pursuant to the Deerfield Investment Agreement, in each case by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable.

How do I vote?	You may vote in the following ways:

• At the Annual Meeting: You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/AHCO2020. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

• By Telephone or Internet: If you hold your shares in street name or in an account at a brokerage firm or bank, you may be able to vote your shares by telephone or over the Internet. Please follow the instructions on your proxy or voting instruction card.

• By Mail: If you requested to receive printed proxy materials, you may vote by marking, dating and signing your proxy card and promptly returning it by mail in the enclosed envelope.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?	Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class I nominees and “FOR” Proposals 2 and 3.

How do I change or revoke my proxy?	Any person signing a proxy in the form accompanying the Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.

What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.

What constitutes a quorum?	Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market (“Nasdaq”) and has not received voting instructions from the beneficial owner.

What vote is required in order to approve Proposals 1, 2 and 3?	Proposal 1 (Election of Directors): The three nominees named in the Proxy Statement who have been nominated by the board to continue to serve as Class I directors will be elected to the Class I directorships by plurality vote. This means that the three nominees with the most votes cast in their favor will be elected to the Class I directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the board to replace the nominee, or in lieu thereof, the board may reduce the number of directors.

Proposal 2 (Ratification of Appointment of KPMG LLP): This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.

Proposal 3 (Approval, for Purposes of Complying With Nasdaq Listing Rule 5635, of (1) the Issuance of Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock and (2) the Issuance of Class A Common Stock Issuable Upon Conversion of Series B-1 Preferred Stock Issuable Upon Conversion of Series B-2 Preferred Stock), in each case by Removal of the Conversion Restriction that Prohibits such Conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as Applicable: This proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon. Abstentions and “broker non-votes,” if any, will not have any effect on the adoption of the proposal.

May my broker vote my shares?	Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the election of directors (Proposal 1) or the approval for purposes of complying with Nasdaq Listing Rule 5635 (Proposal 3). Your broker has the authority to exercise discretion with respect to ratification of appointment of KPMG LLP (Proposal 2) if it has not received your instructions for that proposal because that matter is treated as routine under applicable rules.

How will voting on any other business be conducted?	We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in the Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

What will happen if Proposal 3 is not approved by the stockholders?	If our stockholders do not approve Proposal 3 at the Annual Meeting, the conversion restrictions applicable to the Series A Preferred Stock and Series B-2 Preferred Stock will remain in effect and neither the Company nor the holder thereof shall be entitled to convert the Series A Preferred Stock into shares of Class A Common Stock or Series B-2 Preferred Stock into shares of Series B-1 Preferred Stock. Your approval of Proposal 3 will assist us meeting our obligations under the OEP Investment Agreement and the Deerfield Investment Agreement.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on [●], 2020

The 2020 Proxy Statement, a form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at: https://www.adapthealth.com/investor-relations.

PROPOSAL NO. 3 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635, OF (1) THE ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION OF SERIES A PREFERRED STOCK AND (2) THE ISSUANCE OF CLASS A COMMON STOCK UPON CONVERSION OF SERIES B-1 PREFERRED STOCK ISSUABLE UPON CONVERSION OF SERIES B-2 PREFERRED STOCK, IN EACH CASE BY REMOVAL OF THE CONVERSION RESTRICTION THAT PROHIBITS SUCH CONVERSION OF SERIES A PREFERRED STOCK AND SERIES B-2 PREFERRED STOCK, AS APPLICABLE

Background

Our board is proposing for approval by our stockholders, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of Class A Common Stock representing equal to or in excess of 20% of the outstanding common stock or voting power of the Company (i) issuable upon conversion of Series A Preferred Stock to be issued by the Company to the OEP Purchaser pursuant to the OEP Investment Agreement and (ii) issuable upon conversion of Series B-1 Preferred Stock issuable upon conversion of Series B-2 Preferred Stock, in each case, by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable. The key terms of the agreements relating to this Proposal 3 are summarized below. A copy of the OEP Investment Agreement has been filed as Exhibits 10.1 to our Current Report on Form 8-K filed with the SEC on May 29, 2020, and you are encouraged to review the full text of the Current Report and such agreement. Copies of the Deerfield Investment Agreement and the Exchange Agreement have been filed as Exhibit 10.1 and Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on June 26, 2020, and you are encouraged to review the full text of the Current Report and such agreements. The below summaries of the OEP Investment Agreement, the Exchange Agreement and the Deerfield Investment Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and is qualified in its entirety by, the full text of such agreements.

Purchase Agreement

On May 25, 2020, the Company, AdaptHealth LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Buyer”), Eleanor Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Buyer (“Merger Sub”), Solara Holdings, LLC, a Delaware limited liability company (“Solara”), and LCP Solara Blocker Seller, LLC, a Delaware limited liability company (“Blocker Seller”), in its capacity as Blocker Seller and as Representative (as defined in the Purchase Agreement), entered into a Stock Purchase Agreement and Agreement and Plan of Merger (the “Purchase Agreement”) pursuant to which Blocker Seller agreed to sell to the Company, and the Company agreed to purchase from Blocker Seller, all of the issued and outstanding equity interests in LCP Solara Blocker Corp., a Delaware corporation (“Blocker”), and Merger Sub agreed to be merged with and into Solara, resulting in each of Blocker and Solara becoming subsidiaries of the Company (the “Acquisition”), subject to the satisfaction or waiver of certain conditions, as further described below under the heading “Information About the Acquisition.”

The Company intends to fund the Acquisition and the associated costs through a combination of incremental debt and newly-issued equity, as well as cash on hand or its current line of credit. In furtherance thereof, on May 25, 2020, (i) the Company entered into the OEP Investment Agreement with the OEP Purchaser and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., a Delaware limited partnership, (ii) the Company entered into the Deerfield Investment Agreement with Deerfield Partners and (iii) Buyer entered into a debt commitment letter with its current lenders (such equity and debt financings, excluding the financing pursuant to the Deerfield Investment Agreement, the “Financing”). In the Purchase Agreement, Buyer and Merger Sub agreed, during the period from the signing of the Purchase Agreement to the closing of the Acquisition, to use its reasonable best efforts to consummate the Financing no later than the date the closing is required to be effected under the Purchase Agreement.

OEP Investment Agreement

Pursuant to the OEP Investment Agreement, the OEP Purchaser agreed, subject to the terms and conditions therein, to purchase in a private placement (the “OEP Investment”) up to $190,000,000 in the aggregate of shares of Class A Common Stock and shares of Series A Preferred Stock. Pursuant to the OEP Investment Agreement, the closing of the OEP Investment will occur immediately prior to the closing of the Acquisition, subject to the expiration of the waiting period under the Hart-Scott-Rodino Act and certain other conditions described below. Each of the parties to the OEP Investment Agreement made customary representations and warranties therein for transactions of the nature of the OEP Investment, including representations and warranties by the Company as to organization, qualification and authorization, non-contravention, required filings, capitalization and voting power, reports filed with the SEC, financial statements, brokers’ fees, litigation, compliance with laws, the non-occurrence of material adverse effects since the end of the prior fiscal year, Nasdaq listing, indebtedness, anti-takeover provisions under organizational documents, non-investment company status, absence of “bad actor” disqualification events, and no “plan assets,” as such term is defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

The rights and preferences of the Series A Preferred Stock will be designated by the Company’s board in a certificate of designations forming part of the Company’s second amended and restated certificate of incorporation, which certificate of designations will be filed prior to the closing of the OEP Investment with the Delaware Secretary of State in the form attached to the OEP Investment Agreement. In connection with the OEP Investment, the Company will authorize 40,000 shares of Series A Preferred Stock and issue to the OEP Purchaser 10,930,471 shares of Class A Common Stock and 39,706 shares of Series A Preferred Stock, which Series A Preferred Stock is convertible into 2,887,711 shares of Class A Common Stock (subject to anti-dilution adjustments) following the removal of the conversion restrictions pursuant to Proposal 3.

The Series A Preferred Stock will rank senior to the Class A Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, having a liquidation preference equal to its par value of $0.0001 per share. The Series A Preferred Stock participates equally and ratably on an as-converted basis with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock.

The conversion of Series A Preferred Stock issued to the OEP Purchaser in the OEP Investment into Class A Common Stock is subject to the approval of the stockholders of the Company (the “OEP Stockholder Approval”), which approval is being sought pursuant to this Proposal 3; provided that, subject to certain exceptions in connection with a change of control, the Company or the OEP Purchaser, as applicable, may elect to exchange the Series A Preferred Stock following the six-month anniversary of the issuance thereof (and, with respect to the OEP Purchaser, following the later lapse in certain transfer restrictions pursuant to the OEP Investment Agreement) for the cash value of such shares as calculated based on the volume-weighted average price per share of Class A Common Stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of Class A Common Stock (if the shares deliverable upon conversion would otherwise violate listing rules of Nasdaq). After the OEP Stockholder Approval has been obtained, the Company or the OEP Purchaser may convert the Series A Preferred Stock into Class A Common Stock at its election. The Series A Preferred Stock will be non-voting.

Pursuant to the OEP Investment Agreement, the Company agreed to increase the size of its board by two members in order to elect to the board, promptly following and in any event within five business days of the closing of the OEP Investment, one individual designated by the OEP Purchaser and one independent director nominated by the Company or the Company’s board. For as long as the OEP Purchaser or its affiliates hold beneficial ownership of at least 25% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the OEP Investment Agreement on an as-converted basis, the OEP Purchaser will have the right to designate one director for election to the Company’s board. For as long as the OEP Purchaser has the right to designate one director for election, the Company may not increase the number of directors on the board without the prior consent of the OEP Purchaser. In addition to the foregoing director designation right, for as long as the OEP Purchaser or its affiliates hold beneficial ownership of at least 50% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the OEP Investment Agreement on an as-converted basis, the OEP Purchaser will have the right to designate a non-voting observer to the board.

Under the OEP Investment Agreement, the Company agreed to hold a meeting of stockholders at which a proposal will be considered with respect to the approval of the issuance of shares of Class A Common Stock to the OEP Purchaser in connection with the conversion of the Series A Preferred Stock into Class A Common Stock that would, absent such approval, violate Nasdaq Listing Rule 5635, as promptly as reasonably practicable after the signing of the OEP Investment Agreement and to prepare and file a preliminary proxy statement relating to such meeting in any event no later than the first to occur of (x) the 30th day following the date on which the audited financial statements of Solara for the fiscal year ending December 31, 2019 required to be filed by the Company in connection with the Acquisition are received by the Company and (y) the 15th day following the closing of the OEP Investment.

Pursuant to the OEP Investment Agreement, the OEP Purchaser and its affiliates will be subject to certain standstill restrictions, including that they will be restricted from acquiring additional shares of Class A Common Stock, for as long as the OEP Purchaser holds beneficial ownership of at least 25% of the shares of Class A Common Stock and Series A Preferred Stock issued pursuant to the OEP Investment Agreement on an as-converted basis. Subject to certain customary exceptions, the OEP Purchaser will be restricted from transferring the Class A Common Stock, Series A Preferred Stock or shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock until the earlier of (i) the 18-month anniversary of the closing of the OEP Investment and (ii) the date on which certain specified volume-weighted average price targets for the Class A Common Stock are met.

The closing of the OEP Investment is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the OEP Investment, the termination or expiration of the waiting period under the Hart-Scott-Rodino Act, the conditions precedent to the Company’s obligation to consummate the closing of the Acquisition having been satisfied or waived and the parties to the Purchase Agreement being ready, willing and able to consummate the Acquisition immediately subsequent to the OEP Investment, and the delivery of customary ancillary documents. The obligation of the OEP Purchaser to effect the closing is subject to the satisfaction or waiver of certain additional conditions, among others, there having occurred no material adverse effect with respect to the Company, the certificate of designations for the Series A Preferred Stock having been filed with the Delaware Secretary of State, the Class A Common Stock to be issued to the OEP Purchaser and the Class A Common Stock issuable upon conversion of the Series A Preferred Stock having been approved for listing on Nasdaq, stockholders holding at least 45% of the voting power of the Company as of the earlier of (x) the record date of the first meeting of stockholders held to consider the OEP Stockholder Approval or (y) the closing of the OEP Investment having entered into voting agreements obligating such person to vote in favor of the OEP Stockholder Approval, and certain consents for the Acquisition having been obtained.

Deerfield Exchange Agreement

In accordance with the terms of a letter agreement (the “Deerfield Letter Agreement”) entered into on May 25, 2020 by and between the Company, Deerfield Private Design Fund IV, L.P., a Delaware limited partnership (“Deerfield Private Design Fund IV” and, together with Deerfield Partners, “Deerfield”), and Deerfield Partners, on June 24, 2020, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Deerfield Private Design Fund IV, pursuant to which, on the date thereof, Deerfield Private Design Fund IV exchanged (the “Exchange”) 15,810,547 shares of Class A Common Stock held by it for 158,105.47 shares of Series B-1 Preferred Stock.

In connection with the issuance of Series B-1 Preferred Stock pursuant to the Exchange, on June 24, 2020, the Company filed a Certificate of Designation, Preferences and Rights of Series B-1 Convertible Preferred Stock, par value $0.0001 per share, of the Company with the Secretary of State of the State of Delaware, pursuant to which the Company authorized 185,000 shares of Series B-1 Preferred Stock. The Series B-1 Preferred Stock ranks senior to the Class A Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, having a liquidation preference equal to its par value of $0.0001 per share.

The Series B-1 Preferred Stock participates equally and ratably on an as-converted basis with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock. The Series B-1 Preferred Stock is non-voting. The holder thereof may convert each share of Series B-1 Preferred Stock into 100 shares of Class A Common Stock (subject to certain anti-dilution adjustments) at its election, except to the extent that, following such conversion, the number of shares of Class A Common Stock held by such holder, its affiliates and any other persons whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, including shares held by any “group” (as defined in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission) of which such holder is a member, but excluding shares underlying securities or rights to acquire shares of Class A Common Stock that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein, exceed 4.9% of the outstanding Class A Common Stock (the “Ownership Limitation”).

Concurrently with the execution of the Exchange Agreement, the Company entered into an amendment to the Registration Rights Agreement, pursuant to which, among other things, Deerfield Private Design Fund IV’s, or any related fund’s, obligations under the Registration Rights Agreement in respect of lockup agreements in connection with underwritten public offerings (“Underwriter Lockups”) were limited such that: (i) neither Deerfield Private Design Fund IV nor any related fund will be required to enter into Underwriter Lockups on more than two occasions, (ii) any such Underwriter Lockup will be for a period of not more than 60 days, (iii) neither Deerfield Private Design Fund IV nor any related fund will be obligated to enter into any Underwriter Lockup within six months of the expiration of a previous Underwriter Lockup and (iv) the obligation of Deerfield Private Design Fund IV or any related fund to enter into Underwriter Lockup will terminate on November 8, 2021.

Deerfield Investment Agreement

In accordance with the terms of the Deerfield Letter Agreement, on June 24, 2020, the Company entered the Deerfield Investment Agreement, pursuant to which Deerfield Partners agreed, subject to the terms and conditions therein, to purchase in a private placement (the “Deerfield Investment”) $35,000,000 in the aggregate of shares of Series B-2 Preferred Stock, at a price per share of Series B-2 Preferred Stock of $1,000. Pursuant to the Deerfield Investment Agreement, the closing of the Deerfield Investment will occur immediately prior to the closing of Acquisition, subject to certain conditions described below.

Each of the parties has made customary representations and warranties in the Deerfield Investment Agreement for transactions of the nature of the Deerfield Investment, including representations and warranties by the Company as to organization, qualification and authorization, non-contravention, required filings, capitalization and voting power, reports filed with the SEC, financial statements, brokers’ fees, litigation, compliance with laws, the nonoccurrence of material adverse effects since the end of the prior fiscal year, Nasdaq listing, indebtedness, anti-takeover provisions under organizational documents, non-investment company status, absence of “bad actor” disqualification events, and no “plan assets,” as such term is defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

The rights and preferences of the Series B-2 Preferred Stock will be designated by the Company’s board of directors in a certificate of designations (the “Series B-2 Certificate of Designations”) forming part of the Company’s second amended and restated certificate of incorporation, which Series B-2 Certificate of Designations will be filed prior to the closing of the Deerfield Investment with the Delaware Secretary of State in the form attached to the Deerfield Investment Agreement. The terms of the Series B-2 Preferred Stock are substantially similar to the terms of the Company’s Series A Preferred Stock, other than the fact that the Series B-2 Preferred Stock is convertible into shares of Series B-1 Preferred Stock, and the closing of the purchase and sale of Series B-2 Preferred Stock pursuant to the Deerfield Investment Agreement is expected to close substantially contemporaneously with the OEP Investment. In connection with the Deerfield Investment, the Company will authorize 35,000 shares of Series B-2 Preferred Stock and issue to Deerfield Partners 35,000 shares of Series B-2 Preferred Stock, which Series B-2 Preferred Stock is ultimately convertible into 2,545,455 shares of Class A Common Stock (subject to anti-dilution adjustments) following the removal of the conversion restrictions pursuant to Proposal 3.

The Series B-2 Preferred Stock will rank senior to the Class A Common Stock and the Series B-1 Preferred Stock and on a parity basis with the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, having a liquidation preference equal to its par value of $0.0001 per share. The Series B-2 Preferred Stock participates equally and ratably on an as-converted basis (assuming the conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock and the subsequent conversion of such Series B-1 Preferred Stock into Class A Common Stock) with the holders of Class A Common Stock in all cash dividends paid on the Class A Common Stock.

The Series B-2 Preferred Stock, subject to the approval of the stockholders of the Company (the “Deerfield Stockholder Approval”), which approval is being sought pursuant to this Proposal 3, will be convertible into Series B-1 Preferred Stock; provided that, if the Deerfield Stockholder Approval is not obtained prior to the six month anniversary of the issuance thereof, the Series B-2 Preferred Stock may be exchanged following such six-month anniversary for the cash value of such shares as calculated based on the volume-weighted average price per share of Class A Common Stock on the day immediately prior to the date of conversion, in lieu of delivery of shares of Series B-1 Preferred Stock. After the Deerfield Stockholder Approval is obtained, the Company or Deerfield Partners may convert each share of Series B-2 Preferred Stock into 0.72727273 shares of Series B-1 Preferred Stock (subject to certain anti-dilution adjustments) at its election (and each share of Series B-1 Preferred Stock is further convertible into 100 shares of Class A Common Stock, subject to the Ownership Limitation and certain anti-dilution adjustments). The Series B-2 Preferred Stock will be non-voting.

Under the Deerfield Investment Agreement, the Company agreed to hold a meeting of stockholders at which a proposal will be considered with respect to the approval of the issuance of shares of Class A Common Stock upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock that would, absent such approval, violate Nasdaq Listing Rule 5635 as promptly as reasonably practicable after the signing of the Deerfield Investment Agreement and to prepare and file a preliminary proxy statement relating to such meeting in any event no later than the first to occur of (x) the 30th day following the date on which any audited financial statements of Solara required to be filed by the Company in connection with the Acquisition are received by the Company and (y) the 15th day following the closing of the Deerfield Investment.

Subject to certain customary exceptions, Deerfield Partners will be restricted from transferring the Series B-2 Preferred Stock, Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock or shares of Class A Common Stock issuable upon conversion of such Series B-1 Preferred Stock until the 60th day following the closing of the Deerfield Investment.

The closing of the Deerfield Investment is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the Deerfield Investment, the conditions precedent to the Company’s obligation to consummate the closing of the Acquisition having been satisfied or waived and the parties to the Purchase Agreement being ready, willing and able to consummate the Acquisition immediately subsequent to the Deerfield Investment, and the delivery of customary ancillary documents. The obligation of Deerfield Partners to effect the closing is subject to the satisfaction or waiver of certain additional conditions, among others, there having occurred no material adverse effect with respect to the Company, the Series B-2 Certificate of Designations having been filed with the Delaware Secretary of State, the Nasdaq Capital Market having completed its review of a Listing of Additional Shares Notification Form for the listing of the Class A Common Stock issuable upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock, stockholders holding a majority of the voting power of the Company, when taken together with the shares of Class A Common Stock held by Deerfield Private Design Fund IV, as of the earlier of (x) the record date of the first meeting of stockholders held to consider the Deerfield Stockholder Approval or (y) the closing of the Deerfield Investment having entered into voting agreements obligating such person to vote in favor of the Deerfield Stockholder Approval, certain consents having been obtained and the closing of the OEP Investment being consummated substantially contemporaneously with the closing of the Deerfield Investment.

Pursuant to the Deerfield Investment Agreement and the OEP Investment Agreement, at the closing of the Deerfield Investment, the Company, Buyer, Deerfield Private Design Fund IV, Deerfield Partners, the OEP Purchaser and certain other stockholders of the Company will enter into an Amended and Restated Registration Rights Agreement, which will amend, restate and replace the registration rights agreement entered into by the Company, AdaptHealth Holdings and certain other holders on November 8, 2019 (the “Registration Rights Agreement”) in connection with the closing of the Company’s initial business combination, pursuant to which, among other things, the OEP Purchaser and its affiliates will be provided with customary registration rights with respect to the shares of Class A Common Stock issued to the OEP Purchaser in the OEP Investment and all shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, including that the Company will agree to file a registration statement under the Securities Act registering the resale of all such shares and Deerfield Partners and its affiliates will be provided with customary registration rights with respect to all shares of Class A Common Stock issuable upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock, including that the Company will agree to file a registration statement under the Securities Act registering the issuance and resale of all such shares.

Voting Agreements

In connection with the OEP Investment Agreement, on May 25, 2020, certain stockholders of the Company entered into agreements with the OEP Purchaser, and Deerfield Private Design Fund IV entered into an agreement with the Company, to vote all shares of common stock of the Company owned by such persons as of the applicable record date over which such persons have voting power amounting to, in the aggregate when taken together with the Company’s voting agreement with Deerfield Private Design Fund IV, greater than 50% of the then-current voting power of the Company, (i) in favor of the OEP Stockholder Approval for the removal of the conversion restrictions applicable to the Series A Preferred Stock and (ii) against matters which would result in a breach by the Company of its agreement with the OEP Purchaser or otherwise be expected to impede the transactions contemplated by such agreement (collectively, the “OEP Voting Agreements”).

In connection with the Deerfield Investment Agreement, on June 24, 2020, certain stockholders of the Company entered into agreements with the Company to vote all shares of common stock of the Company owned by such persons as of the applicable record date over which such persons have voting power, amounting to, in the aggregate when taken together with Class A Common Stock held by Deerfield Private Design Fund IV, greater than 50% of the then-current voting power of the Company, (i) in favor of the Deerfield Stockholder Approval for the removal of the conversion restrictions applicable to the Series B-2 Preferred Stock and in favor of such other matters as may be necessary or advisable to consummate the transactions contemplated by the Deerfield Investment Agreement and (ii) against matters which would result in a breach by the Company of its agreement with Deerfield Partners or otherwise be expected to impede the transactions contemplated by such agreement (the “Deerfield Voting Agreements” and, collectively with the OEP Voting Agreements, the “Voting Agreements”).

Reasons for Requesting Stockholder Approval

The Class A Common Stock is listed on the Nasdaq Capital Market and, as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d):

•	NASDAQ Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

•	NASDAQ Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. A change of control may be deemed to occur under the Nasdaq Listing Rules upon the issuance of common stock or securities convertible into or exercisable for common stock by a listed company to an investor or a group who would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position following the transaction.

•	NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the five trading days immediately preceding the execution of the binding agreement.

Consequently, we have provided in the forms of certificates of designations relating to the Series A Preferred Stock and Series B-2 Preferred Stock that the Series A Preferred Stock will not be convertible into Class A Common Stock and the Series B-2 Preferred Stock will not be convertible into Series B-1 Preferred Stock until the OEP Stockholder Approval and Deerfield Stockholder Approval, as applicable, is obtained.

Additionally, as described above, (x) to induce the OEP Purchaser to enter into the OEP Investment Agreement, we agreed in the OEP Investment Agreement to submit a proposal approving the issuance of Class A Common Stock upon conversion of the Series A Preferred Stock to a vote of our stockholders at a meeting and (y) to induce Deerfield Partners to enter into the Deerfield Investment Agreement, we agreed in the Deerfield Investment Agreement to submit a proposal approving the issuance of Class A Common Stock upon conversion of the Series B-1 Preferred Stock issuable upon conversion of the Series B-2 Preferred Stock to a vote of our stockholders at a meeting.

It is important to understand that the Company is not required to, nor is it seeking, stockholder approval of the Acquisition, the Purchase Agreement, the OEP Investment Agreement, the Deerfield Investment Agreement, the Exchange Agreement or the Voting Agreements. Rather, we are seeking stockholder approval for the purposes described above and for purposes of complying with the Nasdaq Listing Rules relating to the issuance of Class A Common Stock upon the conversion of Series A Preferred Stock and the issuance of Class A Common Stock upon the conversion of Series B-1 Preferred Stock issuable upon conversion of Series B-2 Preferred Stock.

Potential Effects of the Proposal

If Proposal 3 is approved, our existing stockholders will suffer additional dilution in voting rights upon the issuance of Class A Common Stock upon conversion of shares of Series A Preferred Stock and upon conversion of shares of Series B-1 Preferred Stock issuable upon conversion of shares of Series B-2 Preferred Stock. The sale into the public market of these newly-issued shares of Class A Common Stock could adversely affect the market price of our Class A Common Stock.

The rights and privileges associated with all shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock or upon conversion of Series B-1 Preferred Stock issuable upon conversion of Series B-2 Preferred Stock are identical to the rights and privileges associated with the Class A Common Stock held by our existing stockholders, and will not include preemptive, conversion or other rights to subscribe for additional shares of Class A Common Stock.

If our stockholders do not approve Proposal 3 at the Annual Meeting, the conversion restrictions applicable to the Series A Preferred Stock and Series B-2 Preferred Stock will remain in effect and neither the Company nor the holder thereof shall be entitled to convert the Series A Preferred Stock into Class A Common Stock or Series B-2 Preferred Stock into Series B-1 Preferred Stock. Your approval of Proposal 3 will assist us meeting our obligations under the OEP Investment Agreement and the Deerfield Investment Agreement.

Vote Required for Approval

Approval of Proposal 3 requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the Annual Meeting. Failure to vote at the Annual Meeting or an abstention from voting will have no effect on the adoption of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”
PROPOSAL 3.

INFORMATION ABOUT THE ACQUISITION

The following is a summary of the material provisions of the Purchase Agreement, but does not purport to describe all of the terms thereof and may not contain all of the information about the Purchase Agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. You should refer to the full text of the Purchase Agreement for details about the transaction and the terms and conditions of the Purchase Agreement.

On May 25, 2020, the Company entered into the Purchase Agreement with Buyer, Merger Sub, Solara and Blocker Seller, in its capacity as Blocker Seller and the Representative, pursuant to which Blocker Seller agreed to sell to the Company, and the Company agreed to purchase from Blocker Seller, all of the issued and outstanding equity interests in Blocker, and Merger Sub agreed to be merged with and into Solara, resulting in each of Blocker and Solara becoming subsidiaries of the Company, subject to the satisfaction or waiver of certain conditions as further discussed below.

The base purchase price for the Acquisition is $425,000,000, consisting of a combination of cash, and 3,906,250 shares of Class A Common Stock of the Company valued at $16 consisting of a combination of cash per share, payable at the closing, subject to customary adjustments to the cash portion of such payment for cash, indebtedness, transaction expenses and net working capital (as compared to an agreed target net working capital amount), and subject to approximately $10 million withheld in escrow to fund certain potential indemnification matters.

The consummation of the Acquisition is subject to the satisfaction or waiver of, among other customary closing conditions, the accuracy of the representations and warranties in the Purchase Agreement, the compliance by the parties with the covenants in the Purchase Agreement, the absence of any legal order barring the Acquisition and the termination or expiration of the waiting period under the Hart-Scott-Rodino Act. The parties are also provided with customary termination rights, including the right of either party to terminate the Purchase Agreement if the consummation of the Acquisition has not occurred within 120 days after signing unless the failure of the Acquisition to be consummated was substantially caused by such party; provided, however, Solara and Blocker Seller may elect to extend this date for an additional 30 days. The Acquisition is expected to close in the third quarter of 2020 subject to the satisfaction of the closing conditions.

Under the Purchase Agreement, Solara and Blocker Seller made representations and warranties with respect to the business of Solara and Blocker, as applicable to each, customary for transactions of a similar nature, including, as to Solara, with respect to organization and qualification, subsidiaries, authorization, capitalization, non-contravention, financial statements, the absence of undisclosed liabilities, the non-occurrence of certain events from the date of the latest balance sheet of Solara, litigation, product issues, environmental matters, title to properties, compliance with laws, labor and employment matters, employee benefit plans, tax matters, insurance, licenses and permits, affiliated transactions, material contracts, intellectual property, data privacy and security, key customers and suppliers, brokers’ fees, condition and sufficiency of assets, health care compliance, and HIPAA.

Certain representations of Solara and Blocker Seller are qualified in whole or in part by a “material adverse effect” standard for purposes of determining whether a breach of such representations and warranties has occurred and by information in the accompanying disclosure schedules, which contain information that modifies, qualifies and creates exceptions to the applicable representations and warranties of Solara and Blocker Seller set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties, rather than establishing matters as facts. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Solara, Blocker Seller and Blocker made certain covenants under the Purchase Agreement, including, among others, the following:

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara shall, and shall cause its subsidiaries to, use reasonable best efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Acquisition;

•	subject to limited exceptions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara and Blocker Seller shall use reasonable best efforts to carry on the business of Solara, Blocker and their respective subsidiaries in the ordinary course;

•	subject to certain conditions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara is required to provide reasonable access at reasonable times and upon reasonable prior notice to Buyer and its representatives to Solara’s and Blocker’s senior executive employees and the books and records of Solara, Blocker and their respective subsidiaries to the extent relating to the transition of the business of such entities to the Company;

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, Solara, Blocker and their respective subsidiaries are required not to, and to direct their representatives not to, solicit, initiate or encourage the initiation of, participate in any discussions or negotiations regarding, or agree to any acquisition proposal by a third party;

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, provide notice to Buyer of certain material events; and

•	subject to limited exceptions, during the period between the signing of the Purchase Agreement and the closing of the Acquisition, neither Solara nor Blocker Seller shall, without the prior written consent of Buyer and subject to certain exceptions, among other things, issue, sell or pledge any of its equity securities; make any non-cash distribution on its equity securities; incur certain indebtedness; sell or otherwise dispose of assets shown on the most recent balance sheet of Solara; make acquisitions; terminate or materially modify any material contract with a third party payor; transfer any material intellectual property rights other than in the ordinary course of business; amend its organizational documents; increase the salary payable to certain employees of Solara or its subsidiaries or increase the coverage or benefits available under certain compensation plans; or change its tax classification.

The Company, Buyer and Merger Sub made certain covenants under the Purchase Agreement, including, among others, the following:

•	during the period between the signing of the Purchase Agreement and the closing of the Acquisition, the Company, Buyer and Merger Sub shall not, and shall cause their affiliates not to, contact any channel partner, customer, supplier, distributor, lessee, lessor, equityholder, lender, noteholder or other material business relation of Solara or its subsidiaries with respect to Solara, its subsidiaries, their businesses or the Acquisition, in each case, without the prior written consent of Solara; and

•	for a period of one year following the closing of the Acquisition, to provide to each employee who is employed by Solara and its subsidiaries as of the closing of the Acquisition (a) base salary or wage rate and other compensation no less favorable than those provided immediately prior to the date of the closing and (b) employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such employees immediately prior to the closing of the Acquisition.

Each party made certain mutual covenants under the Purchase Agreement, including, among others, to obtain from any governmental authority any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order required to be obtained or made, to avoid any action or proceeding by any governmental authority, to make all necessary filings and thereafter to make any other required submissions with respect to the Purchase Agreement required under any applicable law, and to cooperate with each other in connection with such actions, and to make any necessary filings under the Hart-Scott-Rodino Act and any other applicable antitrust laws.

Buyer will purchase a customary representations and warranties insurance policy in connection with the Acquisition. The representations and warranties policy will be the sole recourse of recovery for the Company, Buyer, Merger Sub and their affiliates for any breach of the representations and warranties made in the Purchase Agreement; however, Buyer and the surviving company of the merger will be entitled to recovery with respect to certain losses as a result of, or in connection with, certain specified litigation and other matters solely out of the indemnity escrow accounts established pursuant to the Purchase Agreement to the extent the amount of such losses has not been satisfied by recovery under the representations and warranties insurance policy. Such recovery is subject to certain customary limitations, including (i) a one-year survival period applicable to certain of such specified matters, (ii) an eighteen-month survival period applicable to the remaining specified matters and (iii) caps in the amount of the applicable indemnity escrow account.

Overview of Solara

Solara is an independent distributor of direct-to-patient diabetes management supplies, including continuous glucose monitors, insulin pumps and other diabetic supplies. Solara provides diabetes management supplies to patients throughout the United States and is a registered pharmacy in all 50 states.

FINANCIAL INFORMATION ABOUT SOLARA

For information about Solara’s operations and financial condition, see (i) the audited consolidated financial statements of Solara Medical Supplies, LLC as of December 31, 2019 and 2018 (Successor) and for the year ended December 31, 2019 (Successor) and the period from June 1, 2018 to December 31, 2018 (Successor) and financial statements for the period from January 1, 2018 to May 31, 2018 (Predecessor), and the related notes thereto, (ii) the unaudited consolidated interim financial statements of Solara Medical Supplies, LLC as of March 31, 2020 and December 31, 2019 and for the three months ended March 31, 2020 and 2019, and the related notes thereto, and (iii) the unaudited pro forma condensed combined financial information, and the related notes thereto, of AdaptHealth Corp. as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019, which are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to our Current Report on Form 8-K filed with the SEC on June 18, 2020 and are incorporated herein by reference.

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF ADAPTHEALTH CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Luke McGee and Christopher Joyce (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the 2020 annual meeting (the “annual meeting”) of stockholders of AdaptHealth Corp. (the “Company”) to be held virtually at [●] Eastern time on [●], 2020, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

The proxy statement is available at http://www.adapthealth.com/investor-relations. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

ADAPTHEALTH CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.		Please mark vote as indicated in this ☒ example
Election of Directors – To elect three directors to our board of directors, each to serve as a Class I director for a term of three years expiring at the 2023 annual meeting of stockholders and until his successor is duly elected and qualified. The following persons have been nominated as Class I directors:	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

Nominees:

01 Richard Barasch

02 Luke McGee

03 Alan Quasha

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

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Ratification of Appointment of KPMG LLP – To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Approval, for Purposes of Complying With Nasdaq Listing Rule 5635, of (1) the Issuance of Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock and (2) the Issuance of Class A Common Stock Issuable Upon Conversion of Series B-1 Preferred Stock Issuable Upon Conversion of Series B-2 Preferred Stock, in each case by Removal of the Conversion Restriction that Prohibits such Conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as Applicable – To approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share, representing equal to or in excess of 20% of the outstanding common stock or voting power of the Company, (i) issuable upon conversion of a new series of preferred stock of the Company, designated “Series A Convertible Preferred Stock,” par value $0.0001 per share, to be issued by the Company to OEP AHCO Investment Holdings, LLC (the “OEP Purchaser”) pursuant to an Investment Agreement entered into on May 25, 2020, by and among the Company, the OEP Purchaser and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P. and (ii) issuable upon conversion of a new series of preferred stock of the Company, designated “Series B-1 Convertible Preferred Stock”, par value $0.0001 per share, to be issuable upon conversion of a separate new series of preferred stock of the Company, designated “Series B-2 Convertible Preferred Stock,” par value $0.0001 per share, to be issued to Deerfield Partners, LLC, a Delaware limited liability company (“Deerfield Partners”) pursuant to an Investment Agreement entered into on June 24, 2020, by and between the Company and Deerfield Partners, in each case by removal of the conversion restriction that prohibits such conversion of Series A Preferred Stock and Series B-2 Preferred Stock, as applicable.	FOR ☐	AGAINST ☐	ABSTAIN ☐

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Dated: , 2020

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. A vote to abstain with respect to Proposal 2 will have the same effect as a vote AGAINST such Proposal. A vote to abstain with respect to Proposal 3 will have no effect on the adoption of such Proposal. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR the election of each of the Class I director nominees and FOR Proposals 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

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